SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CORPORATE RESOURCE SERVICES, INC.
(Name of Registrant As Specified In Charter)

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CORPORATE RESOURCE SERVICES, INC.
160 Broadway, 11th Floor
New York, New York 10038
(212) 346-7960

INFORMATION STATEMENT

December 9, 2011

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about December 9, 2011 to the holders (the “Shareholders”) of the shares of common stock, par value $0.0001 per share (the “Stock”), of Corporate Resource Services, Inc. (the “Company,” “we,” “us” or “our”) for the purpose of advising such Shareholders that the Shareholders owning a majority of the Stock on September 22, 2011 (the “Record Date”) authorized by written consent on September 22, 2011 (the “First Written Consent”) and December 8, 2011 (the“Second Written Consent”), in accordance with the Amended and Restated Bylaws of the Company and Delaware law, the following proposals:

PROPOSAL ONE: Remove Norman Goldstein from his position as a member of the board of directors of the Company, without cause, effective immediately (“Proposal One”);

PROPOSAL TWO: Increase the Company’s authorized share capital with respect to the Stock from 95,000,000 shares to 145,000,000 shares by amending and restating the Company’s Amended and Restated Certificate of Incorporation in order to permit the Company to, among other things, satisfy its obligations under the Acquisition and Share Exchange Agreement, dated November 21, 2011, relating to the Company’s acquisition of TS Staffing Services, Inc. (“Proposal Two”); and

PROPOSAL THREE: Approve all corporate actions taken by the Company since September 22, 2011 ("Proposal Three").

Proposal One was authorized by the First Written Consent and Proposal Two and Proposal Three were authorized by the Second Written Consent.  The corporate actions described in Proposal One, Proposal Two and Proposal Three were taken without notice or meeting in accordance with Delaware General Corporation Law (“DGCL”), and the corporate action described in Proposal Two was recommended to the Shareholders by the board of directors of the Company (the “Board”) on December 7, 2011.  Although we previously filed with the Securities and Exchange Commission (the “SEC”) a report on Form 8-K on September 26, 2011 regarding Proposal One, this Information Statement satisfies all of our obligations under Section 14(c) of the Securities and Exchange Act of 1934, as amended, as well as the notice requirement under Section 228(e) of the DGCL with respect to Proposal One, Proposal Two and Proposal Three.

This Information Statement is being mailed to all of the Shareholders.  We will pay all costs associated with the distribution of this Information Statement, including all printing and mailing expenses related thereto.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the Shareholders.

The Company is a national provider of temporary staffing and ancillary services with a focus on the light industrial business. The principal executive office of the Company is located at 160 Broadway, 11th Floor, New York, New York 10038 (the “Address”), and its telephone number is (212) 346-7960.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there was an aggregate of 67,297,000 shares of the Stock issued and outstanding (the “Outstanding Shares”), of which 57,808,123 Outstanding Shares, representing approximately 85.9% of the total Outstanding Shares, were and continue to be held by Tri-State Employment Services, Inc. (“Tri-State”) and its affiliated entities and persons, including Robert Cassera (“Cassera”), the sole beneficial owner of Tri-State (collectively, the “Consenting Stockholders”).  Each share of the Stock is entitled to one vote and the Stock constitutes the only class of securities of the Company issued and outstanding.

Under Delaware law, in order to authorize corporate action with respect to Proposal One, Proposal Two and Proposal Three, the First Written Consent and the Second Written Consent each required the approval of the holders of a majority of the Outstanding Shares.  The Consenting Stockholders consented to the First Written Consent and the Second Written Consent as of the respective date of each, and because the Consenting Stockholders controlled an aggregate of approximately 85.9% of the Outstanding Shares on the Record Date, the First Written Consent and the Second Written Consent were sufficient to authorize the Company to act in accordance with Proposal One, Proposal Two and Proposal Three.

The Shareholders are not entitled to appraisal rights under the DGCL with respect to either of the First Written Consent or the Second Written Consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of December 8, 2011 with respect to the Stock that is known by us to be beneficially owned by (i) each director and officer, (ii) all of the persons beneficially owning more than 5% of the Stock and (iii) all directors and executive officers as a group.  Except as otherwise indicated in the footnotes to the table below, the mailing address for each person listed in the table is the Address.

Name of beneficial owner	Title of class	Amount and nature of beneficial ownership	Percent of class(1)
Jay Schecter	Common Stock	70,000	0.1%

John Messina	Common Stock	270,000	0.3%

Mark Levine	Common Stock	762,500	0.9%

Joseph Cassera	Common Stock	0	0.0%

Robert Cassera	Common Stock	74,633,168(2)	87.5%

All Executive Officers and Directors as a Group (5 persons)	Common Stock	75,735,668	88.8%

Tri-State Employment Services, Inc. and related entities and persons	Common Stock	75,808,696(3)	88.9%

(1)	Percentages are based on 85,296,999 total outstanding shares of the Stock.

(2)	Includes 18,631,767 shares of the Stock owned through Tri-State.

(3)
Based on Amendment No. 5 to the Schedule 13D filed with the SEC on December 9, 2011 by Cassera, an individual, John P. Messina, Sr., an individual (“Messina”), Thomas Cassera, an individual (“TC”), Peter Ursino and his wife, Maria Ursino, individuals (collectively, “Ursino”), John Trippiedi and his wife, Yolanda Trippiedi, individuals (collectively, “Trippiedi”), Jay Schecter (“Schecter”), an individual, Jason Scheff (“Scheff”), an individual, Paul Capozio and his wife, Linda Capozio, individuals (collectively, “Capozio”), and Tri-State.  Includes 18,631,767 shares of the Stock beneficially owned by Tri-State and 56,001,401 shares of the Stock beneficially owned by Cassera. Cassera has sole voting and dispositive power of the shares of the Stock owned by Tri-State by reason of his direct ownership and control of such entity. Includes 270,000 shares of the Stock beneficially owned by Messina, over which Messina has sole voting and dispositive power, and such shares represent the number of shares of the Stock reported as owned by Messina in the table above.  Includes 490,600 shares of the Stock beneficially owned by TC, over which TC has sole voting and dispositive power.  Includes 30,000 shares of the Stock beneficially owned by Ursino, over which Maria Ursino and Peter Ursino each share voting and dispositive power.  Includes 12,000 shares of the Stock beneficially owned by Trippiedi, over which John and Yolanda Trippiedi each share voting and dispositive power. Of the shares beneficially owned by Trippiedi, 8,000 are owned of record by two accounts of which Trippiedi is custodian created pursuant to the Uniform Gift to Minors Act for the benefit of Trippiedi’s two children. Includes 70,000 shares of the Stock beneficially owned by Schecter, over which Schecter has sole voting and dispositive power, and such shares represent the number of shares of the Stock reported as beneficially owned by Schecter in the table above.  Includes 88,317 shares of the Stock beneficially owned by Scheff, over which Scheff has sole voting and dispositive power.  Includes 214,611 shares of the Stock beneficially owned by Capozio, over which Paul Capozio and Linda Capozio each share voting and dispositive power.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

Pursuant to Proposal Two, the Company is increasing its authorized share capital by 50,000,000 shares of the Stock (the “Additional Shares”).  The Additional Shares shall be part of the same class, and therefore be vested with the same rights and privileges, as the currently authorized shares of the Stock.  None of the currently authorized shares of the Stock are, and thus none of the Additional Shares will be, vested with preemptive rights.

Of the Additional Shares, an aggregate of 16,839,160 shares will be issued to Cassera as part of the consideration for the Company’s acquisition of TS Staffing Services, Inc. (“TS Staffing”) in accordance with the Acquisition and Share Exchange Agreement (the “Acquisition Agreement”), dated November 21, 2011 (the “Closing Date”).  Pursuant to the terms of the Acquisition Agreement, the Company acquired all of TS Staffing’s issued and outstanding shares of common stock, par value $0.0001 per share, (the “Acquisition”) in exchange for (i) 34,839,159 shares of the Stock, the number of shares, valued at $0.8611 per share, equal to $30,000,000, which was the agreed upon value of TS Staffing’s business operations as of Closing Date, plus (ii) 38,001,402 shares of the Stock, the number of shares of the Stock held by TS Staffing as of the Closing Date (the “Purchase Price”).  The Acquisition required the approval of a majority of the members of the Board, and on November 18, 2011, it was authorized pursuant to a unanimous vote of the Board.  The Acquisition became effective at 12:01 a.m. on the Closing Date, at which time TS Staffing continued in its corporate existence as a wholly-owned subsidiary of the Company.  The Company pursued the Acquisition in order to increase its revenues and obtain a presence as a provider of employment services in new markets. There were no federal or state regulatory requirements with which we were required to comply with respect to the Acquisition.

On November 21, 2011, The BVA Group (“BVA”) issued an opinion to a special committee of the Board as to the fairness, from a financial point of view, to the unaffiliated Shareholders of the Purchase Price (the “Opinion”).  BVA concluded from its fairness evaluation that the Purchase Price, which was agreed upon by the Company, TS Staffing and Cassera, was within a range of fair market values for the Acquisition.  In order to issue the Opinion, BVA reviewed, among other things, (i) the Acquisition Agreement; (ii) capital market information; (iii) TS Staffing’s historical financial statements; (iv) the Company’s operations, financial condition, future prospects and projected operations; (v) the performance of the Company’s senior management; and (vi) multi-year financial forecasts provided by the Company.  The Board selected BVA to conduct a fairness analysis of the Acquisition based upon BVA’s reputation and experience with conducting valuation assessments. BVA has been providing business valuation services since 1974.

FINANCIAL AND OTHER INFORMATION

Rosen Seymour Shapss Martin & Company LLP, our independent certified public accountants, did not communicate with, but were available to answer any questions of, the Consenting Stockholder in connection with the First Written Consent and the Second Written Consent.  Pursuant to the report filed with the SEC on Form 8-K on November 25, 2011 and the rules relating to Items 9(a) and 9(b) thereof, the Company intends to file the financial statements of TS Staffing and pro forma financial information reflecting the effects of the Acquisition on the Company within 71 calendar days of November 25, 2011, the date on which the initial report on Form 8-K was required to be filed with the SEC with respect to the Acquisition.  Our most recent audited financial statements are contained in our Form 10-K filed with the SEC on January 11, 2011 (the “10-K”).  Items 7, 7A and 9 of the 10-K are incorporated by reference herein.

INTERESTS OF CERTAIN PARTIES IN THE MATTERS TO BE ACTED UPON

Norman Goldstein has been a member of the Board since December 2006 and is currently the beneficial owner of approximately 1.0% of the Stock.  Mr. Goldstein was notified of the First Written Consent on September 22, 2011 and opposed its authorization of the Company to remove him from the Board in writing.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

In some instances we may deliver only one copy of this Information Statement to multiple Shareholders sharing a common address.  If requested by phone or in writing, we will promptly provide a separate copy to a Shareholder sharing an address with another Shareholder.  Requests by phone should be directed to Jay H. Schecter at (646) 443-2380, and requests in writing should be sent to the Company at the Address, Attention: Jay H. Schecter.  Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

ADDITIONAL INFORMATION AND
INFORMATION INCORPORATED BY REFERENCE

This Information Statement should be read in conjunction with certain reports, or portions thereof, that we previously filed with the SEC and incorporated by reference herein, including Items 7, 7A and 9 of our Annual Report on Form 10-K for the year ended September 30, 2010, filed with the SEC on January 11, 2011.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

Upon the request of any Shareholder receiving a copy of this Information Statement, we will provide such Shareholder, without charge, a copy of any and all information that is incorporated by reference into this Information Statement by first class mail or other equally prompt means within one business day of our receipt of such request.  Shareholders may request copies of the information incorporated into this Information Statement by phone by contacting Jay H. Schecter at (646) 443-2380, or in writing by sending such written request to Jay H. Schecter at the Address.

By Order of the Board of Directors of Corporate Resource Services, Inc.,

By: /s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer